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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Integrated Measurement Systems, Inc.

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 21, 2000 included in the Annual Report on Form 10-K for the year ended December 31, 1999 of Integrated Measurement Systems, Inc., and to all references to our Firm included in this Registration Statement.

                               Arthur Andersen LLP

                               /s/ Arthur Andersen LLP

Portland, Oregon
August 24, 2000